Exhibit 6
Form 10-KSB
Reddi Brake Supply Company, Inc.

                      ARTICLES OF AMENDMENT
                             TO THE
                    ARTICLES OF INCORPORATION
                               OF
                 REDDI BRAKE SUPPLY CORPORATION

     Pursuant to the applicable provisions of the Nevada Business

Corporations Act, REDDI BRAKE SUPPLY CORPORATION (the

"Corporation") adopts the following Articles of Amendment to its

Articles of Incorporation by stating the following:

     FIRST:         The present name of the Corporation is Reddi

Brake Supply Corporation.

     SECOND:   The following amendment to its Articles of

Incorporation was adopted by majority vote of shareholders of the

Corporation on October 24, 1996 in the manner prescribed by

Nevada law:

     1.   The first sentence of Article IV is amended to read as

          follows:

                           ARTICLE IV

                          CAPITAL STOCK

     The aggregate number of shares which this corporation shall have authority to issue is: Seventy Five Million (75,000,000) shares of $.0001 par value each, which shares shall be designated "Common Stock"; and Two Million Five Hundred Thousand (2,500,000) shares of $.0001 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors.

     THIRD:    The number of shares of the Corporation

outstanding and entitled to vote at the time of the adoption of said amendment was 25,164,839.

     FOURTH:   The number of shares which voted for such

amendment was 16,010,571, which constitutes over 50% of the total voting power of the Corporation's stockholders.

     DATED:  October 24, 1996

                              REDDI BRAKE SUPPLY CORPORATION
                              By:  /s/ Richard McGorrian,
President
                              By: /s/ Sanford Waddell, Secretary

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                          VERIFICATION
STATE OF CALIFORNIA )

COUNTY OF LOS ANGLES     )

     The undersigned being first duly sworn, deposes and says:

that the undersigned is the Secretary of Reddi Brake Supply

Corporation, that the undersigned has read the Articles of

Amendment and knows the contents thereof, and that the same

contains a truthful statement of the Amendment duly adopted by the directors and the stockholders of the Corporation.



                              /s/ Sanford Waddell

                         ACKNOWLEDGEMENT

STATE OF CALIFORNIA    )

COUNTY OF LOS ANGELES  )

     Before me, the undersigned notary public in and for the said

County and State, personally appeared Richard McGorrian and

Sanford Waddell, President and Secretary, respectively, of Reddi

Brake Supply Corporation, a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary act and deed pursuant to a corporation resolution for the uses and purposes set forth.

     IN WITNESS WHEREOF, I have set my hand and seal this 31st of

October, 1996.

                                   /s/ Nancy Dillon

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